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                                                                    Exhibit 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 2000 Non-Officer Employee Stock Plan, 1995 Employee Stock Purchase Plan (as amended through May 2000) and the Stock Plan
(2000) of Connetics Corporation of our report dated January 14, 2000 with respect to the consolidated financial statements of Connetics Corporation included in the its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP


Palo Alto, California
September 25, 2000